                                                                     Exhibit 1.2

                              PRICING AGREEMENT


Banc of America Securities LLC
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representatives of the
several Underwriters
named in Schedule I hereto

c/o Banc of America Securities LLC
9 West 57th Street, 21st Floor
New York, NY 10019

c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080

Ladies and Gentlemen:

      MetLife, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein (this "Agreement") and in the Underwriting Agreement, dated June 9, 2005 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Underwritten Securities").

      In addition, subject to the terms and conditions stated herein and in the Underwriting Agreement, if the Underwriters sell more than the total number of Underwritten Securities, the Underwriters shall have an option to purchase, severally and not jointly, up to an additional 9,000,000 Securities (the "Option Securities", if any, together with the "Underwritten Securities, the "Securities") from the Company to cover such sales. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or facsimile notice to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date (as defined below). The number of Option Securities to be purchased by each Underwriter shall be approximately in the same proportion as set forth in Schedule II hereto. Any date on which Option Securities are purchased, if such date is not the Closing Date, is referred to herein and in the Underwriting Agreement as a "settlement date". If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 of the Underwriting Agreement.

      Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement and the Closing Date, except that each representation and warranty which refers to the Final Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Final Prospectus (as therein defined) and also a representation and warranty as of the date of this Agreement in relation to the Final Prospectus as amended or supplemented relating to the Securities which are the subject of this Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.

      An amendment to the Registration Statement, or a supplement to the Base Prospectus, as the case may be, relating to the Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

      Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of shares or the principal amount, as the case may be, of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

      If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                 Very truly yours,


                                 METLIFE, INC.


                                 By: /s/ Anthony J. Williamson
                                     -------------------------------------------
                                     Name:   Anthony J. Williamson
                                     Title:  Senior Vice President and Treasurer

Accepted as of the date hereof
on behalf of each of the Underwriters:

Banc of America Securities LLC

By: /s/ Lily Chang
    --------------------------------
    Name:   Lily Chang
    Title:  Principal



Goldman, Sachs & Co.


/s/ Goldman, Sachs & Co.
------------------------------------
       (Goldman, Sachs & Co.)


Merrill Lynch, Pierce, Fenner & Smith Incorporated


By: /s/ Paul Brown
    ---------------------------------
    Name:   Paul Brown
    Title:  Director

                                   SCHEDULE I
                              TO PRICING AGREEMENT

                                          Number of Shares
                                          or Principal
                                          Amount of
                                          Securities to
                                          Underwriters be Purchased
                                          (Plus up to an additional 9,000,000
                                          shares, subject to the terms of the
                                          Pricing Agreement and the Underwriting
                                          Agreement)

Banc of America Securities LLC                           11,378,000
Goldman, Sachs & Co.                                     11,378,000
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated                                    11,378,000
Citigroup Global Markets Inc.                             4,339,950
Lehman Brothers Inc.                                      6,685,950
Morgan Stanley & Co. Incorporated                         4,339,950
UBS Securities LLC                                        4,339,950
Wachovia Securities, Inc.                                 4,339,950
Robert W. Baird & Co. Incorporated                          112,450
Deutsche Bank Securities Inc.                               112,450
A.G. Edwards & Sons, Inc.                                   112,450
HSBC Securities (USA) Inc.                                  112,450
J.J.B. Hilliard, W.L. Lyons, Inc.                           112,450
Janney Montgomery Scott LLC                                 112,450
J.P. Morgan Securities Inc.                                 112,450
KeyBanc Capital Markets, A Division
   of McDonald Investments Inc.                             112,450
Morgan Keegan & Company, Inc.                               112,450
RBC Dain Rauscher Inc.                                      112,450
Raymond James & Associates, Inc.                            112,450
Charles Schwab & Co., Inc.                                  112,450
Wells Fargo Investments, LLC                                112,450
Advest, Inc.                                                 22,400
BB&T Capital Markets, a division of
   Scott & Stringfellow, Inc.                                22,400
M. R. Beal & Company                                         22,400
Blaylock & Company, Inc.                                     22,400
Davenport & Company LLC                                      22,400
Ferris, Baker Watts, Incorporated                            22,400
Guzman & Company                                             22,400
H&R Block Financial Advisors, Inc.                           22,400
Legg Mason Wood Walker, Incorporated                         22,400
Muriel Siebert & Co., Inc.                                   22,400
Oppenheimer & Co. Inc.                                       22,400

                                          Number of Shares
                                          or Principal
                                          Amount of
                                          Securities to
                                          Underwriters be Purchased
                                          (Plus up to an additional 9,000,000
                                          shares, subject to the terms of the
                                          Pricing Agreement and the Underwriting
                                          Agreement)

Piper Jaffray & Co.                                          22,400
Samuel A. Ramirez & Co., Inc.                                22,400
Stifel, Nicolaus & Company,
   Incorporated                                              22,400
Toussaint Capital Partners, LLC                              22,400
The Williams Capital Group, L.P.                             22,400

TOTAL                                                    60,000,000

                                   SCHEDULE II
                              TO PRICING AGREEMENT

Underwriting Agreement, dated June 9, 2005

Registration Statement Nos. 333-124358

Title, Purchase Price and Description of Securities:

            TITLE: 6.50% Non-Cumulative Preferred Stock, Series B, $.01 par value (the "Series B Preferred Stock")

            APPLICABLE SECURITIES AGREEMENTS: Amended and Restated Certificate of Incorporation of the Company (including the Certificate of Designations)

            NUMBER OF SHARES: 60 million shares

            ISSUE DATE: June 16, 2005

            TERM: Perpetual

            PAYMENT DATES: Quarterly on the 15th of the month commencing on September 15, 2005.

            PRICE TO THE PUBLIC: $25 per share (liquidation preference)

            PURCHASE PRICE BY UNDERWRITERS: $24.2125 per share of Series B Preferred Stock; provided, however, that the purchase price with respect to Underwritten Securities sold in an aggregate liquidation preference of $500,000 or more to a single purchaser, is $24.5000 per share of Series B Preferred Stock; provided further that the purchase price for any Option Securities is $24.2125 per share of Series B Preferred Stock, but in the case of Option Securities sold in an aggregate liquidation preference of $500,000 or more to single purchaser, the purchase price for such Option Securities is $24.5000 per share of Series B Preferred Stock.

            TERMS OF THE SECURITIES: As set forth in the Final Prospectus dated June 9, 2005.

            CLOSING DATE, TIME AND LOCATION: June 16, 2005; 10:00 a.m. (New York City time); Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006.
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            DESIGNATED REPRESENTATIVES: Banc of America Securities LLC; Goldman,
            Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated

            ADDRESSES FOR NOTICES, ETC.:

            IF TO THE REPRESENTATIVES:

                  c/o Banc of America Securities LLC
                  9 West 57th Street, 21st Floor
                  New York, NY 10019

                  c/o Goldman, Sachs & Co.
                  85 Broad Street
                  New York, NY 10004

                  c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center
                  New York, NY 10080

            With a copy to:

                  Cleary Gottlieb Steen & Hamilton LLP
                  One Liberty Plaza
                  New York, NY  10006

                  Attention: David Lopez, Esq.

            IF TO THE COMPANY:

                  27-01 Queens Plaza North
                  Long Island City, NY 11101

                  Attention:  Treasurer